Exhibit 99.1

Cantel Pre-Announces Estimated Revenue for the 1st Quarter

Little Falls, New Jersey - (October 22, 2020) - CANTEL MEDICAL CORP. (NYSE:CMD) announced an estimated revenue range for the company’s first fiscal quarter, ending on October 31st, 2020, of $290 - $295 million, an increase of approximately 25% sequentially from the prior quarter, a year over year increase of approximately 14% on a reported basis and a decrease of approximately 3% on an organic basis.

Commenting on the estimated results, George Fotiades, CEO, stated, “We are encouraged by the stronger than expected performance in the first quarter to date driven by strength in our Medical and Dental segments. In both segments, the underlying procedures recovered ahead of our expectations, strengthening throughout the quarter. We are particularly encouraged by the strong uptake in our infection prevention consumable products.”

The Company expects to provide a further update of its financial results for the first quarter on December 8, 2020.

About Cantel Medical:
Cantel Medical is a leading global company dedicated to delivering innovative infection prevention products and services for patients, caregivers, and other healthcare providers which improve outcomes, enhance safety and help save lives. Our products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, instruments and instrument reprocessing workflow systems serving the dental industry, dialysate concentrates, hollow fiber membrane filtration and separation products. Additionally, we provide technical service for our products.

For further information, visit www.cantelmedical.com.

Contact:	Matthew Micowski
VP, Corporate FP&A and Investor Relations
mmicowski@cantelmedical.com
Phone: (973) 774-7455

This press release contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, or forecasts about our businesses, the industries in which we operate, and the current beliefs and assumptions of management; they do not relate strictly to historical or current facts. Without limiting the foregoing, words or phrases such as “expect,” “anticipate,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “may,” “could,” “aspire,” and variations of such words and similar expressions generally identify forward-looking statements. In addition, any statements that refer to predictions or projections of our future financial performance, anticipated growth, strategic objectives, performance drivers and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions about future events, activities or developments and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict, including the impacts of the COVID-19 pandemic on our operations and financial results, general economic conditions, technological and market changes in the medical device industry, our ability to execute on our strategy, risks associated with operating our international business, including limited operating experience and market recognition in new international markets, changes in United States healthcare policy at both the state and federal level, product liability claims resulting from the use of products we sell and distribute, and risks related to our intellectual property and proprietary rights needed to maintain our competitive position. We caution that undue reliance should not be placed on such forward-looking statements, which speak only as of the date made. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Our estimated unaudited financial results for the three months ending October 31, 2020 presented above are preliminary and are subject to the close of the quarter, completion of our quarter-end closing procedures, and further financial review. The preliminary financial and business information presented herein has been prepared by and is the responsibility of our management and is based upon information available to us as of the date hereof. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. These estimates are not a comprehensive statement of our financial results for this period and should not be viewed as a substitute for interim financial statements prepared in accordance with generally accepted accounting principles. Our actual results may differ from these estimates as a result of the completion of our quarter-end closing procedures, review adjustments and other developments that may arise between now and the time our financial results for the period are finalized.

As a result, investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not provided. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2020, which we may update in Quarterly Reports on Form 10-Q we have filed or will file hereafter. Investors are cautioned not to place undue reliance on such preliminary estimates.

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

Reconciliation of Estimated Net Sales Growth to Organic Sales Decline

We define organic sales as net sales less (i) the impact of foreign currency translation, (ii) net sales related to acquired businesses during the first twelve months of ownership and (iii) dispositions during the periods being compared. We believe that reporting organic sales provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our revenue performance with prior periods. We exclude the effect of foreign currency translation from organic sales because foreign currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions and dispositions because the nature, size, and number of acquisitions and divestitures can vary dramatically from period to period and can obscure underlying business trends and make comparisons of financial performance difficult.

For the three months ended October 31, 2020, the reconciliation of estimated net sales growth to organic sales decline for total net sales is calculated as follows (at midpoint of the estimated range):

(Unaudited)	Net sales
Net sales growth	13.7%
Impact due to foreign currency translation	0.5%
Sales related to acquisitions	16.5%
Organic sales decline	(3.3)%